SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported) October 31, 1996
                                                         --------------


                           CENTURY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



   Colorado                           0-20236                 65-0395828
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(State or other jurisdiction     (Commission File            (IRS Employer
 or incorporation)                   Number)               Identification No.)



         201 North Robertson Boulevard, Beverly Hills, California 90211
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          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code (310) 275-9063
                                                          --------------


                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
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On October 31,  1996,  the  Company  entered  into an  Agreement  with  Affinity
Entertainment,   Inc.   ("Affinity")  pursuant  to  which  Affinity  acquired  a
controlling interest in the Company through the purchase of 37,500,000 Units of the Company's securities. Each unit consists of one restricted share of the Company's common stock and a warrant to purchase an additional share of the Company's common stock exercisable at $2.00 per share on or before December 31, 2001. In consideration for the issuance of these Units, the Company received $200,000 in cash, a forgiveness of $400,000 in debt and a promissory note in the aggregate principal amount of $2,400,000 maturing on October 31, 1997 and bearing interest at a rate of 8% per annum. The promissory note is secured by two shares of Affinity Convertible Preferred Stock. Each share of the preferred stock is convertible into 750,000 shares of Affinity Common Stock. As part of the transaction the Company agreed to file a registration statement for the Units with the Securities and Exchange Commission.

The intent to enter into and complete this transaction had previously been described in various press releases from the parties as well as in the Company's recently filed annual report on Form 10-KSB.

Affinity produces feature films and television programs for various media on an international basis. Affinity owns Affinity Entertainment Group, Inc., which manages that company's feature film production business as well as Broadcast Edit, Inc., a full service television production facility located in Los Alamitos, California and whose clients have included Geffen Records, Island Records, Electra Records, ABC, NBC, ESPN and Disney.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a) Exhibit 2:  Stock Purchase Agreement

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           CENTURY TECHNOLOGIES, INC.


                           By: /s/ Peter B. Newgard
                              -----------------------------
                                   Peter B. Newgard
                                   President and Chief
                                   Executive Officer

Date: 11/13/96